EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2002 relating to the financial statements and financial statement schedule, which appears in CTS Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/
PricewaterhouseCoopers LLP

Chicago, Illinois
May 15, 2002